                                                                    Exhibit 10.1




                            STOCK PURCHASE AGREEMENT



                            SKE INTERNATIONAL L.L.C.
                                    ("BUYER")



                            MICHAEL BAKER CORPORATION
                                   ("SELLER")



                          BAKER SUPPORT SERVICES, INC.
                                   ("TARGET")



                                 APRIL 28, 2000

1.   DEFINITIONS.

2.   PURCHASE AND SALE OF TARGET SHARES.

     (A) BASIC TRANSACTION.
     (B) ESCROW.
     (C) TOTAL CONSIDERATION AND TERMS.
     (D) NET PAYABLE ADJUSTMENT.
     (E) NONCOMPETE.
     (F) THE CLOSING.
     (G) DELIVERIES AT THE CLOSING.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER.

     (A) REPRESENTATIONS AND WARRANTIES CONCERNING BUYER.
          (i)   Organization of Buyer.
          (ii)  Authorization of Transaction.
          (iii) Noncontravention.
          (iv)  Brokers' Fees.
          (v)   Ability to Consummate Transaction.
          (vi)  Investment Purpose Only.
     (B) REPRESENTATIONS AND WARRANTIES CONCERNING SELLER.
          (i)   Authorization of Transaction.
          (ii)  Noncontravention.
          (iii) Brokers' Fees.
          (iv)  Target Shares.

4.   REPRESENTATIONS AND WARRANTIES CONCERNING TARGET.

     (A) CORPORATE EXISTENCE AND CAPITALIZATION.
     (B) AUTHORIZATION OF TRANSACTION.
     (C) NONCONTRAVENTION.
     (D) TITLE TO ASSETS.
     (E) BOOKS AND RECORDS.
     (F) SUBSIDIARIES.
     (G) FINANCIAL STATEMENTS.
     (H) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.
     (I) UNDISCLOSED LIABILITIES.
     (J) LEGAL COMPLIANCE.
     (K) TAX MATTERS.
          (i)   Filing of Tax Returns.
          (ii)  Payment of Taxes.
          (iii) Audit, Investigations or Claims.
          (iv)  Lien.
          (v)   Security for Tax-Exempt Obligations.
          (vi)  Tax Exempt Use Property.
          (vii) Foreign Person.
          (viii)C Corporation.
          (ix)  Wage Withholding.
          (x)   No Backup Withholding.
          (xi)  Parachute Payments.
          (xii) Changes in Accounting Method.
     (L) REAL PROPERTY.
     (M) INTELLECTUAL PROPERTY.
     (N) CONTRACTS.
     (O) LICENSES, PERMITS AND AUTHORIZATIONS.
     (P) INSURANCE.
     (Q) LITIGATION.

     (R) EMPLOYEES.
     (S) ENVIRONMENTAL MATTERS.
     (T) EMPLOYEE BENEFITS.
     (U) GUARANTIES.
     (V) GOVERNMENT CONTRACTS.
     (W) BROKERS' FEES.
     (X) AWARD FEE SCORES.
     (Y) DISCLOSURE.

5.   PRE-CLOSING COVENANTS

     (A) GENERAL.
     (B) HSR AND GOVERNMENTAL CONSENTS.
     (C) OPERATION OF BUSINESS.
     (D) FULL ACCESS.
     (E) CONFIDENTIALITY.
     (F) CONSENTS; REASONABLE EFFORT; COOPERATION.
     (G) NOTICE OF DEVELOPMENTS.
     (H) EXCLUSIVITY.
     (I) NO SOLICITATIONS.
     (J) EMPLOYEE MATTERS.

6.   POST-CLOSING COVENANTS

     (A) GENERAL.
     (B) LITIGATION SUPPORT.
     (C) BONDS.

7.   CONDITIONS TO OBLIGATION TO CLOSE.

     (A) CONDITIONS TO OBLIGATION OF BUYER.
     (B) CONDITIONS TO OBLIGATION OF SELLER.

8.   CONSENTS TO ASSIGNMENT OR NOVATION; RISK OF LOSS

     (A) CONSENTS.
     (B) RISK OF LOSS.

9.   SURVIVAL; INDEMNIFICATION

     (A) SURVIVAL.
     (B) INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.
     (C) INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.
     (D) MATTERS INVOLVING THIRD PARTIES.
     (E) DETERMINATION OF ADVERSE CONSEQUENCES.
     (F) INDEMNIFICATION DEDUCTIBLE.
     (G) INDEMNIFICATION LIMITATION.

10.  TAX MATTERS

     (A) TAX RETURNS.
     (B) TAX REFUNDS.
     (C) COOPERATION.
     (D) DOCUMENTATION.
     (E) INFORMATION.
     (F) TAXES AND FEES FOR THIS TRANSACTION.
     (G) LIABILITY FOR TAXES PRIOR TO CLOSING DATE.
     (H) CONTESTS.

11.  TERMINATION

     (A) TERMINATION BY BUYER AND SELLER.
     (B) TERMINATION BY BUYER.
     (C) TERMINATION BY SELLER.
     (D) TERMINATION DATE.
     (E) TERMINATION OF RIGHTS AND DUTIES.
     (F) DISPOSITION OF EARNEST MONEY.

12.  BREACH OF AGREEMENT

     (A) BREACH AND OPPORTUNITY TO CURE.
     (B) BUYER'S REMEDY OF SPECIFIC PERFORMANCE.

13.  MISCELLANEOUS

     (A) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.
     (B) NO THIRD-PARTY BENEFICIARIES.
     (C) ENTIRE AGREEMENT.
     (D) FURTHER ASSURANCE.
     (E) SUCCESSION AND ASSIGNMENT.
     (F) COUNTERPARTS.
     (G) HEADINGS.
     (H) NOTICES.
     (I) GOVERNING LAW.
     (J) AMENDMENTS AND WAIVERS.
     (K) SEVERABILITY.
     (L) EXPENSES.
     (M) CONSTRUCTION.
     (N) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.
     (O) TIME OF ESSENCE.
     (P) NO OTHER REPRESENTATIONS.

                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (the "AGREEMENT") is entered into as of April 28, 2000, by and among SKE International L.L.C., a Delaware limited liability company ("BUYER"), Michael Baker Corporation, a Pennsylvania corporation ("SELLER"), and Baker Support Services, Inc., a Texas corporation ("TARGET," and together with Buyer and Seller, the "PARTIES").

Seller in the aggregate owns all of the outstanding capital stock of Target. Target is engaged in a business that consists primarily of providing operations, maintenance and support services to agencies of the United States Government pursuant to contracts with such agencies and subcontracts under prime contracts with such agencies (the "BUSINESS").

This Agreement contemplates a transaction in which, on and subject to the terms hereinafter set forth, Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding capital stock of Target, as more specifically set forth herein.

Now, therefore, in consideration of the premises and the mutual promises, representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.


1.   DEFINITIONS.
     -----------

Capitalized terms used, but not otherwise defined, herein have the following meanings:

"ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, actual damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"APPLICABLE RATE" means 6% per annum.

"AFFILIATE" means, as to any Person, any corporation, partnership, limited liability company or other entity which controls, is controlled by, or under common control with, such Person, and as to any Person which is a corporation or limited liability company, any director, managing member, officer or greater than 10% shareholder of such Person.

"ANCILLARY AGREEMENTS" mean the (i) Employment Agreements, the Trademark Usage Agreement, the Noncompete Agreement, and the Escrow Agreement among Buyer, Seller and a mutually satisfactory escrow agent, and (ii) the letter agreement of even date herewith between the guarantor thereunder and Seller, all in connection with the transactions contemplated by this Agreement.

"ASSETS" means all of Target's right, title and interest in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by Target (the "ASSETS").

"BUSINESS" has the meaning set forth in the preface, above.

"BOOKS AND RECORDS" means (a) all records and lists belonging to or relating exclusively to Target and its customers, suppliers or personnel, (b) all product, business and marketing plans of Target, and (c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Target and relating to Target.

"BUYER" has the meaning set forth in the preface above.

"CLAIM" means any claim for indemnification pursuant to Section 9 of this Agreement.

"CLOSING" has the meaning set forth in Section 2(f) below.

"CLOSING DATE" has the meaning set forth in Section 2(f) below.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CONFIDENTIAL INFORMATION" means any information concerning Target or the businesses and affairs of Buyer, or their respective Affiliates that is not already generally available to the public.

"CONTRACT" means any written agreement, contract, lease, purchase order, memoranda of understanding or other binding contractual commitment of Target.

"DAVIS-BACON ACT" means the Davis-Bacon Act, as amended (40 U.S.C. Section 276a-276a-7).

"DISCLOSURE SCHEDULE" has the meaning set forth in Section 3(b) below.

"EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

"EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

"EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(l).

"ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, codes, or injunctions, which impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any other so-called "Superfund" or "Superlien" law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ESCROW AGREEMENT" means the escrow agreement among Buyer, Seller and a mutually acceptable escrow agent, in the form to be agreed upon between Buyer and Seller, relating to the holding of certain proceeds and the disbursement of such proceeds, as set forth herein and therein.

"FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

"FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

"FIXTURES" means any fixtures, machinery, installations and building equipment owned by Target and located at or on any Leased Real Property.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, except to the extent deviations therefrom are applied in making the Adjustments.

"GOVERNMENTAL AUTHORITY" means any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, court, tribunal, arbitrator or arbitral body.

"GOVERNMENT CONTRACTS" means contracts or subcontracts held by Target in which the ultimate contracting party is the United States government or any agency or instrumentality thereof.

"GOVERNMENT-FURNISHED PROPERTY" means all machinery, equipment, tools, dies, spare parts and all other personal property and fixtures loaned, bailed or otherwise furnished by the United States Government to Target pursuant to the Government Contracts.

"HART-SCOTT-RODINO   ACT"  OR  "HSR"  means  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

"HAZARDOUS SUBSTANCE" means any hazardous or toxic substance or waste, pollutant or contaminant including petroleum products, asbestos, PCBs and radioactive materials.

"INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

"INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"INDEMNIFIED PARTY" has the meaning set forth in Section 9(d)(i) below.

"INDEMNIFYING PARTY" has the meaning set forth in Section 9(d)(i) below.

"INTELLECTUAL PROPERTY" means the following, to the extent related to the Business (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), except that the computer software referenced in (f) does not include software applications used by Target pursuant to a master license agreement between the Seller and certain software vendors.

"KNOWLEDGE" means with respect to the Seller the actual knowledge of Richard L. Shaw, H. James McKnight, Craig O. Stuver, Edward L. Wiley, Glen Murphy, Gary Billions, and Robert Unger.

"LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property used and owned by Target.

"LOSS CONTRACT" means any Contract for which Target has accrued a loss on its financial statements or which Target reasonably expects, based on Seller's Knowledge as of the date of this Agreement and the Closing Date, to result in a loss.

"MATERIAL ADVERSE CHANGE" means any change relating to the Business or the Assets which has a Material Adverse Effect.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, operations, or results of operations of Target and, solely with respect to the debarment and suspension issue addressed in Section 4(v)(iii) of the Disclosure Schedules and in Section 7(a)(ix) herein, on Buyer and its Affiliates.

"MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

"MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

"MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

"PARTY" means Buyer, Seller and Target.

"PBGC" means the Pension Benefit Guaranty Corporation.

"PERSON" means an individual, a partnership, a corporation (including a limited liability corporation), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"PERSONAL PROPERTY" shall mean all of the personal property, whether tangible or intangible, owned by Target.

"PRE-CLOSING ENVIRONMENTAL LIABILITIES" means, in connection with the Business or the Real Property, any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any Person or Government Authority alleging liability or potential liability (including but not limited to liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, fines or penalties) arising out of, relating to, based on or resulting from circumstances which, as of the Closing Date, exist and form the basis of any violation or alleged violation of any Environmental Laws, including the presence, Release or threatened Release of any Hazardous Substance.

"PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

"REAL PROPERTY" means all real property owned, leased, operated or occupied by Target as of the date of this Agreement, except for the real property described in Section 4(l) of the Disclosure Schedule, together with all Leasehold Improvements or Fixtures located thereon.

"RELEASE"  means  any  spill,  leak,  discharge,   disposal,  pumping,  pouring,
emitting, emptying, injecting, abandoning, leaching, dumping or allowing to escape of any Hazardous Substance.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a)(i) mechanic's, materialmen's, and similar liens, and (ii) other statutory liens, which have been disclosed to Buyer, with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings which have been disclosed to Buyer, for which adequate reserves are maintained and reflected on the Financial Statements, to the extent required by GAAP, (c) purchase money liens and liens securing rental payments under capital lease arrangements which are reflected on the Financial Statements, and (d) other encumbrances set forth in the Disclosure Schedules.

"SERVICE CONTRACT ACT" means the Service Contract Act of 1965, as amended (41 U.S.C. Section 351, ET. SEQ.)

"SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture or other entity in which Target, directly or indirectly, holds more than fifty percent (50%) of the voting power of all equity securities or other ownership interests of such entity, or possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of voting securities or otherwise).

"SELLER" has the meaning set forth in the preface above.

"TARGET" has the meaning set forth in the preface above.

"TARGET SHARE" means any share of the common stock, par value $1.00 per share, of Target.

"TAX" or "TAXES" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, together with any interest and penalties, whether as a primary obligor or as a result of being a "transferor" (within the meaning of Section 6901 of the Code and any corresponding state and local law) of another person or a member of an affiliated, consolidated or combined group.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"THIRD PARTY CLAIM" has the meaning set forth in Section 9(d) below.


2.   PURCHASE AND SALE OF TARGET SHARES.
     ----------------------------------

     (a)  BASIC TRANSACTION.
          -----------------

          On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of Seller's Target Shares, free and clear of all restrictions, for the consideration specified below in this Section 2.

     (b)  ESCROW.
          ------

          Not later than May 10, 2000, Buyer shall deposit with a mutually satisfactory escrow agent pursuant to the Escrow Agreement in the form of Exhibit A hereto, the sum of $500,000 (the "Escrow Amount") which shall constitute earnest money. Such deposit shall be made pursuant to the terms of the Escrow Agreement. If the Closing occurs, the Escrow Amount shall be retained in the escrow account to cover any post-Closing Net Payable Adjustment as provided in Section 2(d) and distributed in accordance with the terms of the Escrow Agreement. If this Agreement is terminated prior to Closing, then the Escrow Amount shall be distributed as provided in Section 11 of this Agreement.

     (c)  TOTAL CONSIDERATION AND TERMS.
          -----------------------------

          The aggregate consideration for Target Shares to be purchased by Buyer hereunder (the "PURCHASE PRICE") shall, subject to the Net Payable Adjustment provided below, consist of Fourteen Million Dollars ($14,000,000 USD). It is understood that the net intercompany payable by Target to Seller as of December 31, 1999, was $2,627,195. At the Closing, Buyer shall pay to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller an amount equal to the Purchase Price, as adjusted pursuant to
          Section 2(d)(i) less the Escrow Amount, which shall be retained in Escrow in accordance with Section 2(b), above.

     (d)  NET PAYABLE ADJUSTMENT.
          ----------------------

          (i) Seller shall cause to be prepared and delivered to Buyer on the Closing Date a certificate as to the estimated net payable by Target to Seller as of the Closing Date (the "Estimated Closing Date Net Payable"). The Estimated Closing Date Net Payable shall be compared to the December 31, 1999 Net Payable. If the amount of the net intercompany payable has increased, the Purchase Price payable on the Closing Date shall increase dollar-for-dollar. If the amount of the net intercompany payable has decreased, the Purchase Price payable on the Closing Date shall decrease dollar-for-dollar.

          (ii) Buyer and Seller shall promptly provide the other party hereto access to, and copies of, all information reasonably requested by the other party or its representatives in connection with the calculation of the Estimated Closing Date Net Payable or to permit the other party to investigate the basis of any dispute therewith.

         (iii) Buyer shall have a period of 30 days after the Closing Date to provide Seller with notice setting forth with reasonable specificity any objection to the Estimated Closing Date Net Payable (an "Objection Notice"). Failure to provide an Objection Notice within such 30 day period shall constitute Buyer's approval of the Estimated Closing Date Net Payable, which shall then become final. If Buyer timely provides an Objection Notice, Buyer and Seller shall promptly commence good faith discussions in an attempt to resolve any issues raised in the Objection Notice. If Buyer and Seller are unable to resolve such dispute within 30 days after delivery of the Objection Notice, such dispute shall be resolved by Arthur Andersen LLP or, if Arthur Andersen LLP is unwilling or unable to act in such capacity, by another accounting firm mutually acceptable to Buyer and Seller. The determination of Arthur Andersen LLP of the final Closing Date Net Payable shall be made within 30 days after delivery to it of the Objection Notice and its determination shall be final and binding on the parties. Buyer and Seller shall each pay 50% of the fees and expenses of such accounting firm.

          (iv) Any decreases to the Purchase Price required as a result of the determination of the final Closing Date Net Payable shall be promptly reimbursed to Buyer out of the Escrow Amount or, if the Escrow Agreement has already been terminated and the funds disbursed to Seller, paid promptly by Seller to Buyer.

          (v) Any increases to the Purchase Price required as a result of the determination of the final Closing Date Net Payable shall be paid promptly to Seller by Buyer.

     (e)  NONCOMPETE.
          ----------

          At the Closing, Seller shall enter into a mutually satisfactory noncompetition agreement with Buyer in the form of Exhibit B hereto (the "NONCOMPETITION AGREEMENT").

     (f)  THE CLOSING.
          -----------

          Unless agreed to otherwise in writing by the parties, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cohen Mohr LLP in Washington, D.C., commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the "CLOSING DATE").

     (g)  DELIVERIES AT THE CLOSING.
          -------------------------

          At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) Seller will deliver to Buyer stock certificates representing all of Seller's Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to Seller the consideration specified in Section 2(c), above.


3.   REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER.
     --------------------------------------------------

     (a)  REPRESENTATIONS AND WARRANTIES CONCERNING BUYER.
          -----------------------------------------------

          Buyer represents and warrants to Seller that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

          (i)  ORGANIZATION OF BUYER.
               ---------------------

               Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (ii) AUTHORIZATION OF TRANSACTION.
               ----------------------------

               Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as the enforceability hereof may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting the rights of creditors generally, and by general principles of equity. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for the filing and approvals contemplated by Section 5(b) below.

         (iii) NONCONTRAVENTION.
               ----------------

               Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its certificate of organization or organization agreement.

          (iv) BROKERS' FEES.
               -------------

               Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

          (v)  ABILITY TO CONSUMMATE TRANSACTION.
               ---------------------------------

               Buyer  has  the   financial   capability   to  deliver  the  Cash
               Consideration to Seller on the Closing Date pursuant to Section 2(c) hereof.

          (vi) INVESTMENT PURPOSE ONLY.
               -----------------------

               Buyer is purchasing the Target Shares for investment purposes only and not with a view towards resale.

     (b)  REPRESENTATIONS AND WARRANTIES CONCERNING SELLER.
          ------------------------------------------------

          Seller represents and warrants to Buyer that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in the disclosure schedules delivered by Seller and Target to Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULES"). The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

          (i)  AUTHORIZATION OF TRANSACTION.
               ----------------------------

               Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions, except as the enforceability hereof may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, and similar laws affecting the rights of creditors generally, and by general principles of equity. Except as expressly set forth herein, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement, except for the HSR filing contemplated by Section 5(b) and the approval of Seller's Board of Directors contemplated in Section 7(b)(viii).

          (ii) NONCONTRAVENTION.
               ----------------

               Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject.

         (iii) BROKERS' FEES.
               -------------

               Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

          (iv) TARGET SHARES.
               -------------

               Seller holds of record and owns beneficially 1,000 shares of the common stock of Target, par value $1.00, constituting all of the issued and outstanding shares of Target, which are owned, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except for that certain Security Interest held by Mellon Bank, N.A. which Mellon Bank will release prior to the Closing. Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital stock of Target. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target. Seller holds of record and owns beneficially all of the capital stock issued and outstanding by Target.


4.   REPRESENTATIONS AND WARRANTIES CONCERNING TARGET.
     ------------------------------------------------

     Seller and Target represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedules.

     (a)  CORPORATE EXISTENCE AND CAPITALIZATION.
          --------------------------------------

          (i) Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Target is duly authorized to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Section 4(a) of the Disclosure Schedule contains an accurate list of all jurisdictions in which Target is qualified to do business as a foreign corporation.

          (ii) The authorized capital stock of Target consists solely of 1,000 shares of common stock, par value $1.00 per share, of which all 1,000 shares are issued and outstanding. There are no preferred shares or classes of common shares. All of the issued and outstanding shares of such common stock have been duly authorized, validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights. Seller holds of record and owns beneficially the number of shares of common stock set forth in Section 3(b), free and clear of all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except for the Mellon Bank Security Interest.

          (iii) Target has not issued or granted any outstanding options, warrants, rights or other securities or debt convertible into or exchangeable or exercisable for shares of the capital stock of Target, any other commitments or agreements providing for the issuance of additional shares of the capital stock of Target, the sale of treasury shares, or for the repurchase or redemption of shares of Target's capital stock, or any obligations arising from canceled stock. There are no agreements of any kind which may obligate Target to issue, purchase, register for sale, redeem or otherwise acquire any of its securities or interests. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Target.

          (iv) There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Target Shares except for the proxies that may be in place under a certain proxy agreement with the U.S. Department of Defense into which Target and Buyer may enter.

     (b)  AUTHORIZATION OF TRANSACTION.
          ----------------------------

          Target has all requisite corporate power and authority to own, lease and operate the properties owned by it, to conduct its business as it is presently being conducted, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Target.

     (c)  NONCONTRAVENTION.
          ----------------

          Except as set forth in Section 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement by Seller and Target, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target or any of the Assets is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material (whether individually or in the aggregate) Contract to which Target is a party or by which it is bound or to which any of the Assets is subject (or result in the imposition of any Security Interest upon any of the Assets), except where, prior to or simultaneously with the Closing, such Contract is being terminated or the consent of the other party thereto will have been obtained (including the release of the Mellon Bank Security Interest).

          Except for the filings contemplated by Section 5(b) below, Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, file, or obtain any authorization, consent, or approval would not have a Material Adverse Effect.

     (d)  TITLE TO ASSETS.
          ---------------

          Except as set forth in Section 4(d) of the Disclosure Schedule, Target has good title to, or a valid leasehold interest in, or, as to Intellectual Property, valid license of, the property and assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of any Security Interests, other than the Mellon Bank Security Interest.

     (e)  BOOKS AND RECORDS.
          -----------------

          Target has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects, Target. The minute books of Target which Buyer has been provided the opportunity to review, including all the regular and special meetings of the board of directors and shareholders of Target (including all resolutions adopted thereat) and are complete and accurate in all material respects.

     (f)  SUBSIDIARIES.
          ------------

          Target has no Subsidiaries, except as set forth in Section 4(f) the Disclosure Schedule attached hereto.

     (g)  FINANCIAL STATEMENTS.
          --------------------

          Attached hereto as Exhibit C are the following financial statements: unaudited balance sheets, income statements, statements of changes in stockholders' equity and statements of cash flows of Target for the fiscal years ended December 31, 1999, 1998 and 1997 (the "UNAUDITED FINANCIAL STATEMENTS"). Adjustments for purposes of this Section 4(g) means normal and consistently applied year-end adjustments made to Target's financial statements for the years ended December 31, 1999, 1998 and 1997.

          Prior to the Closing, Seller and Target will deliver to Buyer the audited balance sheet, income statement, statement of changes in stockholders' equity and statement of cash flows of Target for the fiscal year ended December 31, 1999 (the "AUDITED FINANCIAL STATEMENTS") and unaudited financial statements for the period beginning on January 1, 2000 and ending on the last day of the month immediately preceding the month of the Closing Date (the "MOST RECENT FINANCIAL STATEMENTS").

          The Unaudited Financial Statements present, and the Audited Financial Statements and the Most Recent Financial Statements when delivered will present, fairly and accurately, in all material respects, the financial condition of Target as of such dates and the results of operations of Target for such periods. The Unaudited Financial Statements have been prepared, and the Audited Financial Statements will be prepared, in accordance with a "modified GAAP format" as more fully described in the PricewaterhouseCoopers engagement letter, dated March 29, 2000, and applied on a consistent basis throughout the periods covered thereby.

          The Most Recent Financial Statements described above will be subject to normal year-end adjustments (which will not be material individually or in the aggregate), will lack footnotes and other presentation items and will be prepared in accordance with a "modified GAAP format".

     (h)  EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.
          -------------------------------------------------

          Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change in Target. Specifically, without limiting the generality of the foregoing, since the Most Recent Fiscal Year End, except as contemplated in this Agreement or as set forth in the Disclosure Schedules, there has not been any:

          (i) change in accounting methods,  principles, or practices by Target,
          except  as  required  by  law  or  by  generally   applicable  changes
          instituted in the accounting profession;

          (ii) material damage, destruction or loss (whether or not covered by insurance) adversely affecting the tangible Assets or the Business;

          (iii) cancellation of any material indebtedness or waiver or release of any material right or claim of Target;

          (iv) increase in the rate of compensation payable or to become payable to, any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of, any director, officer or other employee, except as provided in any employment agreement (including any union contract) between Target and any such persons or in any employee plan, and except for any increases in the normal course of business;

          (v) addition to or modification of the Employee Benefit Plans, arrangements or practices affecting the officers, directors, or employees of Target other than (A) contributions made in accordance with the normal practices of Target, (B) the extension of coverage to such persons who became eligible after the Most Recent Fiscal Year End, or (C) as set forth in the Employee Policy and Procedure Manual, as provided to Buyer prior to the date hereof,

          (vi) cancellation or termination of any material Contract or entry into any Contract which is not in the ordinary course of the business of Target;

          (vii) sale, assignment or transfer of any material portion of the Assets, other than in the ordinary course of business, except as approved in writing in advance by Buyer;

          (viii) capital expenditure or the execution of any lease or any incurring of liability therefor by Target involving payments in excess of $50,000 or $200,000 in the aggregate with respect to any such expenditure or lease or otherwise not substantially in accordance with Target's past practice;

          (ix) any indebtedness incurred by Target for borrowed money or any commitment to borrow money entered into by Target, or any loans made or agreed to be made by Target except for indebtedness incurred in the ordinary course of business as part of Target's inventory financing or under the existing working capital line of credit;

          (x) revaluation by Target of any of the Assets, including without limitation writing off notes, or writing off accounts receivable except with respect to accounts receivable written off in the ordinary course of business;

          (xi) payment or declaration of any dividends, distributions with respect to any of Target Shares, or redemption, repurchase or acquisition by Target of any of Target Shares;

          (xii) since December 31, 1999, Seller and Target have not changed or modified their policies, practices or procedures relative to recording credits or charges to their intercompany receivables and payables. Moreover, since December 31, 1999, Seller and Target have not changed or modified their pricing for intercompany services and any intercompany sales of assets or the assumption of intercompany liabilities; or

          (xiii) agreement by Target or Seller to do any of the things described in the preceding clauses (i) through (xii), other than as expressly provided herein.

     (i)  UNDISCLOSED LIABILITIES.
          -----------------------

          Target does not have any liability (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, excluding any liability for Taxes) in excess of $250,000, except for (i) liabilities set forth on the Most Recent Financial Statements (or in any notes to the Most Recent Financial Statements), (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business, (iii) liabilities or obligations under the Contracts, and (iv) liabilities relating to matters which are the subject of the other representations and warranties concerning Target set forth in this Agreement.

     (j)  LEGAL COMPLIANCE.
          ----------------

          Target has complied in its operations in all material respects with all applicable statutes and governmental rules, regulations and Permits, except where the failure to comply would not have a Material Adverse Effect. No action, suit, proceeding, hearing, or, to Seller's Knowledge, investigation, charge, complaint, or written claim, demand or notice in excess of $100,000 has been filed or commenced against Target alleging any failure so to comply, nor, to the Knowledge of Seller, are any such actions threatened, except as identified in
          Section 4(j) of the Disclosure Schedule.

     (k)  TAX MATTERS.
          -----------

          (i)  FILING OF TAX RETURNS.
               ---------------------

               Target has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date, in each case, subject to any applicable extensions. The returns and other information filed are complete and accurate in all material respects.

          (ii) PAYMENT OF TAXES.
               ----------------

               All Taxes that accrue or are payable by Target in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (such period being referred to herein as a "PRE-CLOSING PARTIAL PERIOD"), as determined under the closing of the books method of allocation, have (or will have, on or before the Closing Date) been timely paid, or an adequate reserve has been established therefor, as set forth in Section 4(k) of the Disclosure Schedule or in the Financial Statements. The net intercompany account balance includes the reserves for such Taxes. Target has no liability for Taxes in excess of the amounts so paid or reserves so established.

         (iii) AUDIT, INVESTIGATIONS OR CLAIMS.
               -------------------------------

               Except as set forth in Section 4(k) of the Disclosure Schedule, there are no pending or threatened audits, investigations or claims for or relating to any additional Tax liability, and there are no matters under discussion with any governmental authorities with respect to Taxes that is likely to result in a material additional liability of Target for Taxes. Except as set forth in such Section, neither Target nor Seller has been notified that any taxing authority intends to audit a Target return for any period.

          (iv) LIEN.
               ----

               There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

          (v)  SECURITY FOR TAX-EXEMPT OBLIGATIONS.
               -----------------------------------

               None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (vi) TAX EXEMPT USE PROPERTY.
               -----------------------

               None of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

         (vii) FOREIGN PERSON.
               --------------

               Neither Target nor Seller, is a person other than a United States person within the meaning of the Code.

        (viii) C CORPORATION.
               -------------

               Target is a C Corporation and has been a C Corporation for each taxable year since 1987.

          (ix) WAGE WITHHOLDINg.
               ---------------

               Target has withheld all material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or properly set aside in accounts for such purpose.

          (x)  NO BACKUP WITHHOLDING.
               ---------------------

               The transaction contemplated herein is not subject to the backup withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          (xi) PARACHUTE PAYMENTS.
               ------------------

               Target has not made any payments, nor is Target obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

         (xii) CHANGES IN ACCOUNTING METHOD.
               ----------------------------

               Except as set forth in Section 4(k) of the Disclosure Schedule, Target has not agreed to nor is it required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Target, and Seller has no Knowledge that the IRS has proposed any such adjustment or change in accounting method.

     (l)  REAL PROPERTY.
          -------------

          (i) Target does not own any real property.

          (ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Target for use in the Business (the "LEASED REAL PROPERTY"). Target has made available to

          Buyer correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule which relates to more than 2,000 square feet of net rentable area (a "MATERIAL LEASE"), the lease or sublease is legal, valid, binding, enforceable, and in full force and effect.
          Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any such leasehold or subleasehold. Target enjoys peaceful and undisturbed possession of all Leased Real Property, and Target has fulfilled in all material respects all the obligations required to be performed by it through the date hereof with respect to such Material Leases. Each Material Lease is transferable (upon receipt of necessary landlord consents) in connection with the transactions contemplated hereby.

          (iii) Except as set forth in Section 4(l)(iii) of the Disclosure Schedule, Target has received all required material approvals of governmental authorities (including Permits and material certificates of occupancy or other similar certificates permitting lawful occupancy) required in connection with the present use of the space covered by the Material Leases.

          (iv) Target has not received notice of any special assessment relating to any Real Property for which Target would be liable under any of the Real Property Leases.

     (m)  INTELLECTUAL PROPERTY.
          ---------------------

          To the Knowledge of the Seller, Target has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties in any material respect, and Target has not received, within the last two years (or, with respect to the Baker Support Services mark, five years) any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or violated any Material Intellectual Property rights of Target constituting part of the Assets.

          (i) Section 4(m)(i) of the Disclosure Schedule identifies those items of Intellectual Property owned by Target and used in the Business, the loss of which could reasonably be expected to have a Material Adverse Effect ("MATERIAL INTELLECTUAL PROPERTY"), and identifies each license, agreement, or other permission which Target has granted to any third party with respect to any such Material Intellectual Property (together with any exceptions). Copies of all documents relating to Material Intellectual Property have been made available to Buyer. With respect to each item of Intellectual Property required to be identified in Section 4(m)(i) of the Disclosure Schedule:

               (A)  the  item  is  not  subject  to  any   adverse   outstanding
               injunction, judgment, order, decree, ruling, or charge, and

               (B) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller's Knowledge
               threatened    which    challenges    the   legality,    validity,
               enforceability, use, or ownership of the item.

          (ii) Section 4(m)(ii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that Target uses in the Business pursuant to license, sublicense, agreement, or permission ("MATERIAL NON-OWNED INTELLECTUAL PROPERTY"). Copies of all documents of Material Non-Owned Intellectual Property have been made available to Buyer. With respect to each item of Intellectual Property required to be identified in Section 4(m)(ii) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, provided, however, that no representation is made as to the ownership of any Material Non-Owned Intellectual Property or as to the right of Target's licensor, sublicensor or grantor to grant any such license, sublicense, agreement or permission,

               (B) neither Target nor, to the Knowledge of Seller, any other party to the license, sublicense, agreement, or permission is in breach or default which would permit termination, modification, or acceleration thereunder, and

               (C) Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (iii) With respect to each software license or software sublicense identified in Sections 4(m)(i) and 4(m)(ii) above to which Seller is a party, Seller has not granted any sublicense or similar right except in accordance with the terms and conditions thereof, including the payment of all applicable royalties, and is not otherwise in material violation of such license or sublicense agreement.

     (n)  CONTRACTS.
          ---------

          (i) Buyer has been given the opportunity to review copies of all currently effective Contracts (other than the BAIT Contract, which is classified) described in clauses (A) through (L) to which Target is a party (the "MATERIAL CONTRACTS"), which copies are true and correct in all material respects, subject to ordinary course extensions, renewals, and similar changes. Section 4(n) of the Disclosure Schedule lists:

               (A) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property, providing for payments in excess of $100,000 per annum;

               (B) any Contract (or group of related Contracts) (other than a Government Contract) for the furnishing or receipt of services or delivery of goods and/or materials, the performance of which will extend over a period of more than one year after the date of this Agreement or under which Target paid or received aggregate consideration in excess of $400,000 during the year ended 1999, or reasonably expects based upon the operation of the Business as of the date hereof to pay or receive aggregate consideration in excess of $400,000 during the year ending 2000;

               (C) any Government Contract and all amendments, supplements, and modifications thereto;

               (D) any Contract in excess of $300,000 creating or governing a partnership, limited liability company, joint venture or any teaming agreement or other Contract (however named) which teaming agreement or other Contract involved a sharing of profits, losses, costs, or liabilities by Target with any other Person;

               (E) any note, debenture, guarantee, loan, letter of credit, surety bond or other agreement, instrument or commitment (or group of related agreements) in effect as of the date hereof, under which Target has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, including any agreement or commitment for future loans, credit or financing or any capitalized lease obligation, in excess of $300,000 or under which Target has imposed a Security Interest on any of the material Assets, tangible or intangible;

               (F) any agreement (other than a teaming agreement) imposing on Target a restriction or obligation regarding noncompetition;

               (G) any Contract involving an obligation of Target to make any payment to any Affiliate of Target, Seller, or any of Target's directors, officers or employees (not including salary or similar compensation reflected on Target's payroll records);

               (H) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees (not including customary fringe benefits such as accrued vacation or sick leave);

               (I) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis which is not terminable at-will or which provides annual compensation in excess of $100,000 or severance benefits;

               (J) any agreement under which Target has advanced or loaned any amount which remains outstanding, to any of its directors, officers, and employees outside the ordinary course of business and which will not be paid off at or prior to the Closing Date;

               (K) each Loss Contract; and

               (L) each material amendment, supplement, and modification in respect of any of the foregoing.

          (ii) With respect to each such Material Contract, except as set forth in Section 4(n) of the Disclosure Schedule, (A) the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects as to Target and, to Seller's Knowledge, as to the other parties thereto; and (B) neither the Target, nor, to the Knowledge of Seller, any third party, is in breach or default which would permit termination, modification, or acceleration under the Contract.

          (iii) Except as set forth on Section 4(n) of the Disclosure Schedule, Target is not engaged in any renegotiations of any amounts in excess of $250,000 paid or payable to Target under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation. Target has not received any written demand for such renegotiation in respect of any such Contract. Except as set forth on Section 4(n) of the Disclosure Schedule, no Person, including any government contracting officer or prime contractor has given Target written notice that any material adjustments are required to the terms of any Material Contracts.

     (o)  LICENSES, PERMITS AND AUTHORIZATIONS.
          ------------------------------------

          Section 4(o) of the Disclosure Schedule contains a list of all material licenses, approvals, consents, franchises and other permits (including without limitation, all facility security clearances) of or with any governmental regulatory or administrative authority, whether foreign, federal, state or local, which are held by Seller and necessary for the current conduct of the Business as it is now conducted (each a "PERMIT"). All such Permits are in full force and effect and there are no proceedings pending or, to Seller's Knowledge, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. To the Seller's Knowledge, such Permits constitute all of the material licenses, approvals, consents, franchises and permits necessary to permit Target to own, operate, use and maintain its Assets in the manner in which they are now operated and maintained and to conduct the Business substantially as currently conducted. To the Seller's Knowledge, all required filings with respect to such Permits have been timely made and all required applications for renewal thereof have been timely filed.

     (p)  INSURANCE.
          ---------

          Section 4(p) of the Disclosure Schedule includes (i) a complete list of all workers' compensation and general liability insurance claims pending with respect to Target, and (ii) a complete list of all material insurance policies relating to Target.

     (q)  LITIGATION.
          ----------

          Section 4(q) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to Seller's Knowledge, has received written notice that it has been threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, in which the amount exceeds $50,000.

     (r)  EMPLOYEES.
          ---------

          Except as set forth in Section 4(r) of the Disclosure Schedule, as of the date of this Agreement, no executive officer has given Target written notice of plans to terminate employment with Target during the next 12 months. Except as set forth in Section 4(r) of the Disclosure Statement, Target is not a party to or bound by any collective bargaining agreement. There are no material complaints against Target pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of Target. Target has complied in all material respects with all material laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and any and all payments and benefits required by the Service Contract Act (hereinafter collectively referred to as the "EMPLOYMENT LAWS"). To Seller's Knowledge, Target is not liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws. There are no material representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to Seller's Knowledge, threatened with respect to Target's Employees.

     (s)  ENVIRONMENTAL MATTERS.
          ---------------------

          Target owns no real estate, and each portion of the Leased Real Property is part of a larger premises also subject to lease agreements with other tenants. Except as set forth in Section 4(s) of the Disclosure Schedule, to Seller's Knowledge, (i) Target has complied in all material respects with any Environmental Laws, (ii) Target is not required to hold or obtain any environmental permits, certificates, consents or other settlement agreements, licenses, approvals, registrations or authorizations under any Environmental Laws, (iii) no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity relating to the Leased Real Property or Target's operations with respect to any alleged violation by Target of any Environmental Law or with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substances by or on behalf of Target, (iv) there are no facts or circumstances related to environmental matters concerning the Leased Real Property that could reasonably be expected to lead to any future material environmental claims against Target under current Environmental Laws, and (v) there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any Leased Real Property, Target or the Business which have not been provided or reported to Target.

     (t)  EMPLOYEE BENEFITS.
          -----------------

          (i) Section 4(t) of the Disclosure Schedule lists each material Employee Benefit Plan that Target maintains or to which Target contributes.

          (ii) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (iii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBG-C-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

          (iv) All contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (v) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          Section 401 (a) and has received a favorable determination letter from the Internal Revenue Service.

          (vi) Copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan have been made available to Buyer.

          (vii) With respect to each Employee Benefit Plan that Target maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute, Target has not incurred any material liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (viii) Target never has contributed to, nor ever has been required to contribute to, any Multiemployer Plan nor has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

          (ix) Target does not maintain nor ever has maintained nor ever has contributed to, nor ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 498(B).

     (u)  GUARANTIES.
          ----------

          Except for joint ventures, teaming arrangements and other matters covered under the Government Contracts, Target is not a guarantor or otherwise responsible for any material liability or obligation (including indebtedness) of any other Person. Section 4(u) of the Disclosure Schedule sets forth a list of all material guaranties provided by any corporate Affiliate of Target for the benefit of Target or with respect to the Business.

     (v)  GOVERNMENT CONTRACTS.
          --------------------

          With respect to each Government Contract:

          (i) To Seller's Knowledge, during the past five years, no payment has been made by Target, or by any Person authorized to act on Target's behalf, to any Person in connection with any such Government Contract, in violation of applicable procurement, criminal or civil laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act.

          (ii) With respect to each material Government Contract, except as set forth in section 4(v) of the Disclosure Schedule, to Seller's Knowledge (A) Target has complied with all material terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, (B) Target has complied in all material respects with all requirements of applicable laws pertaining to such

          Government Contract, (C) all representations and certifications executed, acknowledged or set forth in such Government Contract were complete and correct in all material respects as of their effective date, and Target has complied in all material respects with all such representations and certifications, and (D) neither the United States Government nor any prime contractor, subcontractor or other Person has notified Seller in writing that Target has breached or violated any applicable law (except where the failure to comply would not have a Material Adverse Effect), or any material certification, representation, clause, provision or requirement pertaining to such Government Contract. Without limiting the generality of the foregoing, the laws, regulations and requirements encompassed by this warranty include laws, regulations and requirements regarding bribes, gratuities, disclosure of cost or pricing data, submission of false claims to the Government, kickbacks, receipt or possession of contractor bid and proposal information and source selection information (as defined in Section 3.104-5 of the Federal Acquisition Regulations), and restrictions on the activities of former Government employees.

          (iii) Except as identified in Section 4(v) of the Disclosure Schedule, Target is not currently, and has not been in the past five (5) years, debarred or suspended from doing business with any Federal government agency, nor has any such suspension or debarment action been commenced. No show cause notices, notices of termination for default or cure notices have been issued against Target in the past five years, except, as to any such cure notices, those with respect to which cure has been made in the ordinary course of business.

          (iv) Target is not currently and has not been in the past five (5) years, under administrative, civil or criminal indictment or, to Seller's Knowledge, investigation, with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any such Government Contract, except for the suspension and debarment and investigation identified in Section 4(v) of the Disclosure Schedule.

          (v) Target has never been denied a security clearance necessary to perform any Government Contract unless such clearance has later been granted.

          (vi) Target is not currently and has not been in the past five years subject to any administrative, civil or criminal claim or indictment that arises out of or relates to any alleged or actual violation of the Service Contract Act, Davis-Bacon Act or any wage determination issued pursuant to said Acts.

     (w)  BROKERS' FEES.
          -------------

          Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (x)  AWARD FEE SCORES.
          ----------------

          Section 4(x) of the Disclosure Schedule identifies completely and accurately for each Government Contract constituting part of the Assets, the award fee scores for calendar years 1999 and 1998.

     (y)  DISCLOSURE.
          ----------

          To the Knowledge of the Seller, the representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5.    PRE-CLOSING COVENANTS.
      ---------------------

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date.

     (a)  GENERAL.
          -------

          Each of the Parties will use its reasonable efforts to cooperate with the other parties in order to consummate and make effective the transactions contemplated by this Agreement.

     (b)  HSR AND GOVERNMENTAL CONSENTS.
          -----------------------------

          (i) Buyer and Seller will give any notices to, make any filings with, and use reasonable efforts to obtain as promptly as practicable any authorizations, consents, and approvals of governments and governmental agencies. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act. Any fees in connection with such filing and any review or processing thereof shall  be paid by the  Buyer.  Buyer  and  Seller  will  each  use its reasonable  efforts  to obtain a waiver  from the  applicable  waiting period, and will make any further filings pursuant to the Hart-Scott-Rodino Act that may be necessary in connection therewith.

          (ii) Buyer, Target and Seller will give any required notices to, make any required filings with, and use reasonable efforts to obtain as promptly as practicable authorizations, consents, and approvals by the Defense Security Service, the Council on Foreign Investment in the United States, and any other necessary government authority, of Buyer's acquisition of Target Shares and the continued performance of classified Government Contracts by Target following the Closing.

     (c)  OPERATION OF BUSINESS.
          ---------------------

          From the date hereof to the Closing Date, Target and Seller shall not, and Seller will not permit Target to, engage in any practice, take any action, or enter into any transaction outside the ordinary course of the Business. Without limiting the generality of the foregoing, except with the written consent of Buyer, Target shall not and Seller will not cause Target to:

          (i) change or amend the Articles of Incorporation or Bylaws of Target;

          (ii) enter into, extend, materially modify, terminate or renew any Material Contract other than in the ordinary course of business;

          (iii) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any material Assets, or any interests therein other than in the ordinary course of business;

          (iv) except as otherwise required by law, and except for the retention bonuses and other matters described in Section 5(c) of the Disclosure Schedule, take any action relating to Target's employees with respect to the grant of any salary increase, bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Target in effect on the date hereof and described in Target's Employee Policy and Procedure Manual or in Section 5(c) of the Disclosure Schedule), or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any material respect the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan, agreement or policy;

          (v) make any change in the key management structure of Target, including, without limitation, the hiring of additional officers or the termination of existing officers other than in the ordinary course of business;

          (vi)  adopt,  enter  into  or  amend  any  Employee  Plan,   agreement
          (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of its employees other than in the ordinary course of business;

          (vii) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (viii) make any capital expenditures or commitments in excess of $100,000 in the aggregate, except any such expenditures disclosed to Buyer prior to the date hereof;

          (ix) make any loans or advances in excess of $5,000 to any Person other than in the ordinary course of business;

          (x) make any material tax election or settlement or compromise with tax authorities that would affect the Assets or the Business after the Closing hereunder, except as set forth in Section 5(c)(x) of the Disclosure Schedule;

          (xi)   intentionally   do  any   other  act  that   would   cause  any
          representation or warranty in this Agreement to be or become untrue in any material respect;

          (xii) fail to maintain the tangible Assets in their current state of repair, excepting normal wear and tear or casualty, or fail to replace consistent with Target's past practice inoperable, worn out, obsolete or destroyed Assets;

          (xiii) make any changes in accounting policies or practices except as set forth in Section 5(c)(xiii) of the Disclosure Schedule; provided that Seller shall cause Target to report to Buyer promptly any additional such changes Target proposes to make, and Buyer shall not withhold its consent to any such change if the same would not reasonably be deemed to have an adverse effect on Target or Buyer after the Closing Date;

          (xiv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock;

          (xv) suffer any Material Adverse Change;

          (xvi) take on or incur debt or other business liabilities except those relating to normal business activities; or

          (xvii) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     (d)  FULL ACCESS.
          -----------

          Seller and Target will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Business.

     (e)  CONFIDENTIALITY.
          ---------------

          Except (i) for any governmental filings required in order to complete the Transactions, and (ii) as Buyer and Seller may agree or consent in writing, Buyer, Seller and Target will treat and hold as such any Confidential Information it receives from the other Party or its representatives, in the course of the reviews contemplated by Section 5(d) or otherwise, and will not use any of the Confidential Information except in connection with this Agreement; provided, however, that any party hereto may disclose such information to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives so long as such Persons agree to maintain the confidentiality of such information in accordance with this Section 5(e). If this Agreement is terminated for any reason whatsoever, each Party will return to the other Party or destroy all tangible embodiments (and all copies) of the Confidential Information, including all information prepared by the receiving party or such receiving party's representatives, which are in its possession or the possession of its representatives. Any provision hereof to the contrary notwithstanding, information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement) until the second anniversary of the date of this Agreement. The foregoing confidentiality provisions shall not apply to such portions of the information received which (i) are or become generally available to the public through no action by the receiving party or by such party's representatives, (ii) are or become available to the receiving party on a nonconfidential basis from a source, other than the disclosing party or its representatives, which the receiving party believes, after reasonable inquiry, is not prohibited from disclosure of such information by a contractual, legal or fiduciary obligation, and shall not apply to any disclosure after the Closing by Buyer of any information relating solely to Target.

     (f)  CONSENTS; REASONABLE EFFORT; COOPERATION.
          ----------------------------------------

          Target and Seller will make reasonable efforts to obtain in writing the consents of third parties, in connection with the consummation of the Transactions, listed on Exhibit D attached hereto, such consents to be substantially in the form set forth in such Exhibit D (the "REQUIRED CONSENTS").

     (g)  NOTICE OF DEVELOPMENTS.
          ----------------------

          Buyer will give written notice to Seller of any development causing a breach of any of the representations and warranties in Section 3(a) which has not previously been disclosed to Seller, with reasonable promptness after Buyer gains knowledge thereof. If Buyer has knowledge of a breach of any of the representations and warranties contained herein prior to Closing, but fails to notify Seller of the breach prior to Closing and thereafter closes, Buyer shall be precluded from seeking indemnification hereunder for damages related to that known breach; provided that knowledge of Buyer shall not include matters for which Seller had Knowledge and failed to disclose to Buyer.

          "Knowledge" of Seller for purposes of the immediately preceding sentence means the actual knowledge of Richard L. Shaw, H. James McKnight, Craig O. Stuver and Edward L. Wiley. Seller will give written notice to Buyer of any development causing a breach of any of the representations and warranties in Section 3(b) or 4 above relating to Target, the Business, the Assets or the transactions contemplated hereby, which has not previously been disclosed, with reasonable promptness after Seller has Knowledge thereof. Buyer will give Seller notice, as soon as reasonably practicable after Buyer has knowledge thereof, of any material inaccuracy of the representations and warranties of Seller or Target with regard to the Business or the Assets of which Buyer gains knowledge from Buyer's or its agents' due diligence investigation with regard to this Agreement.

     (h)  EXCLUSIVITY.
          -----------

          Prior to the Closing or other termination of this Agreement in accordance with the terms hereof, Seller will not (and Seller will not cause or permit Target to) accept an offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the Assets, of Target. Seller will not vote its Target Shares in favor of any such nonpermitted acquisition structured as a merger, consolidation, or share exchange.

     (i)  NO SOLICITATIONS.
          ----------------

          From the date hereof through the Closing Date or termination of this Agreement in accordance with the terms hereof, neither Target nor Seller shall directly or through an agent disclose any information about Target, solicit, respond to requests for information about Target, participate in or initiate discussions or negotiations with any Person or group of Persons (other than Buyer or any of its
          Affiliates) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving Target or the Business.

     (j)  EMPLOYEE MATTERS.
          ----------------

          Upon the Closing, Buyer will enter into employment agreements with five key executive officers (Robert Unger, Gary Wittie, Gary Billions, Karen Canfield and Glen Murphy) of Target (collectively, the "Covered Employees"). The Employment Contracts will pay the Covered Employees at least 90% of their current salaries (including bonuses) and will not terminate for at least six months, unless the Covered Employee is terminated earlier for cause as defined in the employment agreements.

          Notwithstanding the foregoing, after the Closing, Buyer may modify the terms of, or terminate the employment of, all other employees of Target. It is acknowledged and agreed that Buyer shall have no obligation to pay, or cause Target after the Closing to pay, any severance or termination payments to any employee by virtue of the termination by Seller, or by Target with Seller's consent, of such employee's employment with Target effective as of the Closing Date.

6.   POST-CLOSING COVENANTS.
     ----------------------

     The Parties agree as follows with respect to the period following the Closing.

     (a)  GENERAL.
          -------

          In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Parties acknowledge and agree that from and after the Closing Buyer will be entitled to possession of the Books and Records, but will provide copies thereof to Seller promptly upon request therefor. Buyer will provide all reasonable cooperation with Seller in connection with obtaining any information reasonably necessary for preparation of financial statements and tax returns. Seller shall promptly forward to Target, any invoices received by Seller after Closing for goods or services provided to or on behalf of Target prior to Closing and Target will be responsible for paying or otherwise resolving such amounts. Seller shall also promptly forward to Target any payments, reimbursements or credits received by Seller from third parties after Closing that are owed to Target. Target shall promptly reimburse to Seller any payments made by Seller after Closing with respect to worker's compensation and general liability insurance claims to the extent of reserves accrued for such claims on the books of Target at Closing.

     (b)  LITIGATION SUPPORT.
          ------------------

          In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
          (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, condition, occurrence, event, incident, action, failure to act, or transaction prior to the Closing Date directly involving the Business, each of the other Parties will make all reasonable efforts to cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

     (c)  BONDS.
          -----

          Seller shall continue to guaranty existing performance bonds of Target for up to 60 days following the Closing to allow coverage of Target while Buyer seeks replacement bonds. Buyer will use reasonable best efforts to obtain replacement bonds as promptly as practicable so as to enable Seller to discontinue its existing bonds. Seller will effect such discontinuance as promptly as practicable. Buyer and Target, jointly and severally, will reimburse Seller for the following: (i) all actual costs associated with maintaining or guarantying the existing bonds (including the pro rata amount of any prepayments with respect thereto) after Closing for the benefit of Target, (ii) all actual payments made by Seller with respect to such existing bonds after Closing, and (iii) all Adverse Consequences incurred by Seller as a result of maintaining or guarantying such existing bonds after the Closing. Notwithstanding anything to the contrary contained herein, Target's obligation to reimburse Seller under this Section 6(c) shall expire upon the earlier of (A) replacement of the last performance bond and release of Seller from all liability under such bonds, or (B) receipt by Seller of evidence satisfactory to Seller of the guarantor's financial condition.


7.   CONDITIONS TO OBLIGATION TO CLOSE.
     ---------------------------------

     (a)  CONDITIONS TO OBLIGATION OF BUYER.
          ---------------------------------

          The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Sections 3(b) and 4 above shall be true and correct in all material respects at and as of the Closing Date (except for those expressly relating to a different date) unless the aggregate amount of all breaches of such representations and warranties exceeds $500,000;

          (ii) Seller shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

          (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement or have a Material Adverse Effect;

          (iv) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (v) Buyer shall have received from counsel to Seller an opinion substantially in the form set forth in Exhibit E attached hereto, addressed to Buyer, reasonably satisfactory to Buyer and its counsel and dated as of the Closing Date;

          (vi) Buyer shall have received from Seller such certificates of its duly authorized officers and others, evidencing compliance with the conditions set forth in this Section 7(a) and containing such other customary information as may be reasonably requested by Buyer;

          (vii) Buyer shall have received the consents set forth in Section 5(b) hereof;

          (viii) Prior to Closing, Buyer shall have received written approval from Defense Security Service of its proposed proxy agreement and Target's retention of its classified Government Contracts in a form satisfactory to Buyer from authorized U.S. Government officials;

          (ix) Buyer  shall be  satisfied  that (A) the  previous  debarment  or suspension of Target with respect to the Air Force Office of Contractor Compliance matter described in Section 4(v) of the Disclosure Schedule is resolved, and (B) Target will not be required with respect to such debarment and suspension matter to enter into an Administrative Agreement which imposes on Target any requirements other than the adoption of training programs which would be materially burdensome to Target or Buyer and its Affiliates; provided that prior to Closing Buyer shall have used its reasonable best efforts to achieve a resolution of such debarment and suspension matter which meets the requirements of this condition;

          (x)  Seller   shall  have   executed   and   delivered  to  Buyer  the
          Noncompetition Agreement in the form attached as Exhibit B hereto;

          (xi) Seller shall have executed and delivered to Buyer a five-year trademark license agreement, in the form attached as Exhibit F hereto, authorizing Buyer to use the name of Target;

          (xii) Between the date hereof and the earlier of termination of this Agreement or the Closing Date, Seller shall make Robert Unger and/or Glen Murphy reasonably available to work jointly with Buyer to obtain a confirmation reasonably acceptable to Buyer from the U.S. Government that Target will not be precluded from bidding on and receiving base telecommunications contracts or from being awarded options under existing base telecommunication contracts by virtue of the transactions contemplated by this Agreement; provided that, in recognition of the sensitivity of this issue and the potential for damaging the Business, Buyer will act prudently and judiciously so as to avoid impairing Target's existing relationships.

          (xiii) Seller shall cause the Audited Financial Statements to be delivered to Buyer, including the final audit report and/or opinion and the audit shall not reveal a decrease in Target's shareholders' equity (excluding goodwill) of $500,000 or more from that reflected in the unaudited balance sheet of Target as of December 31, 1999;

          (xiv) Seller shall cause a good standing certificate or certificate of existence, dated as of the Closing Date, from the Secretary of State of Texas to be delivered to Buyer;

          (xv) Seller shall deliver to Buyer evidence reasonably satisfactory to Buyer that the Mellon Bank Security Interest and any other Security Interests, including but not limited to any assignments of Government Contract proceeds, with respect to the Assets have been released; and

          (xvi) Since the date of execution of this Agreement, Target will have made commercially reasonable efforts, and Seller will have made commercially reasonable efforts to cause Target, to keep the Business and Assets substantially intact, including its present operation, physical facilities, and relationships with employees, lessors, licensors, suppliers and customers, subject to customary commercial practice.

          Buyer may waive any condition specified in this Section 7(a) in writing, or by consummating the transactions contemplated hereby.

     (b)  CONDITIONS TO OBLIGATION OF SELLER.
          ----------------------------------

          The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) above shall be true and correct in all material respects at and as of the Closing Date (except for those expressly relating to a different date);

          (ii) Buyer shall have performed and complied in all material respects with all of its covenants hereunder through the Closing;

          (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated, by this Agreement;

          (iv) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (v) Seller shall have received from counsel to Buyer an opinion substantially in the form set forth in Exhibit G attached hereto, addressed to Seller, reasonably satisfactory to Seller and its counsel, and dated as of the Closing Date. Seller also shall have received on or before May 10, 2000 an opinion in form and substance reasonably satisfactory to Seller and its counsel as to (i) the enforceability of the letter agreement of even date herewith between the Seller and the guarantor thereunder and (ii) the joint and several liability of such guarantor's parent entity under such letter agreement in accordance with French law;

          (vi) Seller shall have received from Buyer resolutions adopted by the Board of Directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by Buyer's corporate secretary or assistant secretary;

          (vii) The Ancillary Agreements to which Buyer or Seller is a party in the forms attached as exhibits hereto shall have been executed in the forms initialed by the parties for identification as of the date of this Agreement, and Buyer shall have executed and delivered to Seller the Escrow Agreement;

          (viii) The Seller's board of directors, or an authorized committee thereof, shall have duly authorized and approved this Agreement and the transactions contemplated thereunder; and

          (ix) Seller shall have received from Buyer such certificates of its duly authorized officers and others, evidencing compliance with the conditions set forth in this Section 7(b) and containing such other customary information as may be reasonably requested by Seller.


8.   CONSENTS TO ASSIGNMENT OR NOVATION; RISK OF LOSS.
     ------------------------------------------------

     (a)  CONSENTS.
          --------

          Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or novate any Contract, or any claim or right or any benefit arising thereunder or resulting therefrom, if an attempted assignment or novation thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Target thereunder. If such consent is not obtained, or if an attempted assignment or novation thereof would be ineffective or would affect the rights thereunder so that Target would not receive all such rights, Seller and Buyer will cooperate, in all reasonable respects but without material cost to Seller which is not promptly reimbursed by Buyer, to obtain such consent as soon as practicable and, until such consent is obtained, to provide to Target the benefits under any Contract to which such consent relates (with Target responsible for all the liabilities and obligations thereunder). Recognizing that any action taken by Seller pursuant to this Section 8(a) is at the request of and for the benefit of Buyer, Buyer agrees to indemnify and hold harmless Seller from and against any claim, loss, liability, damages, cost or expense (including reasonable attorneys' fees and expenses) arising from or related to any breach or default under such contracts by Target following the Closing Date or any action taken by Seller pursuant to the terms of this Section 8(a) at the request of Buyer. No failure of a Contract to be transferred shall be deemed to affect any amount payable to Seller pursuant to any provision of Section 2 of this Agreement, except to the extent such failure is the result of any breach by Target or Seller of any covenant, representation or warranty contained herein.

     (b)  RISK OF LOSS.
          ------------

          If any material portion of the tangible Assets is destroyed or damaged by fire or any other cause prior to the Closing Date which destruction or damage disables Target from carrying on, or materially impairs Target's ability to carry on a material part of the Business, Seller shall give written notice to Buyer as soon as reasonably practicable after, but in any event within five business days of, Seller obtaining Knowledge thereof including information as to the amount of insurance, if any, believed to cover such destruction or damage. In such event, prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within 10 days after receipt of Seller's notice or, if there are not 10 days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (i) closing with such Assets in their destroyed or damaged condition, in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and, subject to the limitations set forth in Section 9 hereof, to indemnification for any uninsured portion of such loss to the extent provided by such Section 9, and the full purchase price shall be paid, (ii) if agreed by Seller, excluding such Assets from the transaction contemplated hereby, in which case the purchase price shall be reduced by the amount allocated to such Assets, as mutually agreed between the Parties, and Seller shall be entitled to promptly receive any insurance or other proceeds payable with respect to such loss, or
          (iii) after providing Target with a reasonable opportunity to repair such destruction or damage, terminating this Agreement in accordance with Section 11, below.


9.   SURVIVAL; INDEMNIFICATION.
     -------------------------

     (a)  SURVIVAL.
          --------

          Notwithstanding any investigation at any time conducted by any of the Parties hereto, each of the Parties hereto shall be entitled to rely on the representations and warranties of the other Parties set forth in this Agreement and in any schedule, exhibit, or other document delivered pursuant to this Agreement. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two years thereafter except as otherwise expressly set forth herein and except that those representations made with respect to the matters set forth in Sections 4(a)(ii) and (iii), 4(k), 4(s) and 4(t) and any claim with respect thereto shall survive until ninety (90) days after the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in those Sections. The termination after Closing of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein. Any claim for indemnification described in Section 9(b)(ii) below shall survive until 90 days after the expiration of the applicable statute of limitations (with extensions) with respect to matters covered thereby. All other claims for indemnification hereunder, except with respect to breaches of Sections 6(c), 10(b) and 10(g), must be asserted within three years of Closing.

     (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.
          -----------------------------------------------

          In the event Target or Buyer suffers Adverse Consequences after the Closing as a result of (i) the breach by Seller or Target of any of their respective representations and warranties contained in Section 3(b) or 4 hereof or of any covenant in this Agreement, or (ii) any Pre-Closing Environmental Liability, (each, a "BUYER INDEMNIFICATION MATTER"), provided that Buyer makes a written claim for indemnification against Seller within the survival period described above, then Seller and Target, jointly and severally, shall indemnify and hold harmless Buyer and its Affiliates, and their respective directors, officers, shareholders and employees (collectively, the "BUYER PARTIES") from and against any Adverse Consequences Buyer Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer Parties may suffer after the end of any applicable survival period) directly resulting from or caused by such Buyer Indemnification Matter (calculated as set forth in subsection (e) below).

     (c)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.
          ------------------------------------------------

          In the event (i) Buyer breaches any of its representations or warranties contained herein, (ii) Buyer breaches any of its covenants contained herein, or (iii) Buyer or Target terminates the employment of any Target employees after Closing, (each, a "SELLER INDEMNIFICATION MATTER"), and a claim is made against Seller or any of Seller Parties (as defined below) with respect thereto, provided that Seller or such Seller Party makes a written claim for indemnification against Buyer within the survival period described above, then Buyer agrees to indemnify, save, and hold harmless Seller and its Affiliates and their respective directors, officers, shareholders and employees (collectively, the "SELLER PARTIES") from and against any Adverse Consequences such Seller Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such Seller Parties may suffer after the end of any applicable survival period) resulting from or caused by Seller Indemnification Matter (calculated as set forth in subsection (e) below.

     (d)  MATTERS INVOLVING THIRD PARTIES.
          -------------------------------

          (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the

          "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing within 30 days after the Indemnified Party has knowledge thereof; provided, however, that the Indemnified Party's failure to provide timely such notice shall not bar the Indemnified Party's right to indemnification hereunder if the Indemnified Party can establish that such failure has not materially prejudiced the Indemnifying Party's ability to defend the claim or proceeding.

          (ii) Any Indemnifying Party will have the right, at its sole cost and expense, to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 10 business days after the Indemnified Party has given notice of the Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall periodically thereafter provide the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnifying Party to satisfy its obligations under this
          Section 9 with respect to such Third Party Claim. In the event that the Indemnifying Party assumes the defense as set forth hereunder, the Indemnifying Party shall conduct the defense of the Third Party Claim with reasonable diligence thereafter. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, provided that Indemnifying Party's counsel will consult with such co-counsel, but shall remain in sole control of such action.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, conditioned or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose any material injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, conditioned or delayed unreasonably).

          (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with
          Section 9(d)(ii) above. However, (A) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate; provided that the Indemnified Party shall conduct the defense of the Third Party Claim with reasonable diligence and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this Section 9. In such event, (1) the Indemnifying Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and the Indemnified Party's counsel will consult with such co-counsel but shall remain in sole control of such proceeding, and (2) the

          Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, conditioned or delayed unreasonably).

     (e)  DETERMINATION OF ADVERSE CONSEQUENCES.
          -------------------------------------

          The Parties shall make appropriate adjustments for tax consequences (net of tax benefits received) and insurance coverage (net of insurance proceeds received) in determining Adverse Consequences for purposes of this Section 9. In calculating Adverse Consequences with respect to actual out-of-pocket costs paid by an Indemnified Party, there shall be included interest at the Applicable Rate from the date such costs are paid. The parties agree to use commercially reasonable efforts to make claims on and pursue recovery with respect to insurance on account of such matters. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

     (f)  INDEMNIFICATION DEDUCTIBLE.
          --------------------------

          (i) Seller will have no liability pursuant to Section 9(b) for the first $300,000 of Adverse Consequences in the aggregate, which amount shall constitute a deductible.

          (ii) With respect to indemnification pursuant to Section 9(c)(i), Buyer will have no liability for the first $300,000 of Adverse Consequences in the aggregate, which amount shall constitute a deductible.

     (g)  INDEMNIFICATION LIMITATION.
          --------------------------

          (i) In no event will Seller be liable under Section 9(b) for Adverse Consequences in an aggregate amount of more than $4,000,000 (the "Seller Cap"), provided that the Seller Cap shall automatically reduce to $2,000,000 in the aggregate on the first anniversary of the Closing Date except with respect to any Buyer Indemnification Matters properly asserted by Buyer in accordance with the terms of this Agreement prior to such first anniversary.

          (ii) With respect to indemnification pursuant to Section 9(c)(i), in no event will Buyer be liable for Adverse Consequences in an aggregate amount of more than $4,000,000 (the "Buyer Cap"), provided that the Buyer Cap shall automatically reduce to $2,000,000 in the aggregate on the first anniversary of the Closing Date except with respect to any Seller Indemnification Matters properly asserted by Seller in accordance with the terms of this Agreement prior to such first anniversary.

     (h)  EXCLUSIVE REMEDY.
          ----------------

          After Closing the sole and exclusive remedy of the Parties for breach of this Agreement, including a breach of the representations and warranties contained herein, shall be indemnification pursuant to this
          Section 9.

10.  TAX MATTERS.
     -----------

     The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters:

     (a)  TAX RETURNS.
          -----------

          Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. All Tax Returns for Target prepared by Seller shall be prepared in a manner consistent with past practices, except as otherwise required by applicable law. Buyer shall, and shall cause Target to, promptly provide and make available to Seller all information it may request for the purpose of preparing and filing any such return or working on any audit that relates to or arises from such Tax Returns.

     (b)  TAX REFUNDS.
          -----------

          Any Tax refunds that are received by Buyer or by Target, and any amounts credited against Taxes to which Buyer or Target become entitled, that relate to Tax periods ending on or before the Closing Date shall be for the account of Seller, and Buyer and Target shall pay over to Seller, for distribution to Seller pro rata, any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

          Buyer shall, if Seller so requests and at Seller's expense, cause Target to file for and obtain any refund to which Seller is entitled under this Section 10(b); provided that Seller shall not file to obtain any refund that would have the effect of increasing any Tax liability of Target for any taxable period ending after the Closing Date without obtaining Buyer's consent, which consent shall not unreasonably be withheld.

          Buyer shall permit Seller to represent Target before the relevant taxing authority with respect to such refund claim, provided that Seller (i) shall keep Buyer informed regarding the progress and substantive aspects of any such refund claim, and (ii) shall not compromise or settle any such refund claim if such compromise or settlement would have the effect of increasing any Tax liability of Target for any taxable period ending after the Closing Date without obtaining Buyer's consent, such consent not to be unreasonably withheld.

          In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Taxes by a taxing authority to Buyer or Target of any amount accrued on the books of Target as of the Closing Date, Buyer shall pay such amount to Seller, for distribution to Seller, pro rata, within fifteen (15) days after receipt or entitlement thereto. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 10(b) is subsequently reduced or disallowed, Seller shall indemnify and hold harmless Target for any Taxes assessed against Target (except for any penalties that would otherwise be included as part of such Taxes, unless such refund was sought at the request of Seller) by reason of the reduction or disallowance.

     (c)  COOPERATION.
          -----------

          Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns for Target and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     (d)  DOCUMENTATION.
          -------------

          Buyer and Seller further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (e)  INFORMATION.
          -----------

          Buyer and Seller further agree, upon request, to provide each other with all information that either party may be required to report regarding Target or any transaction contemplated by this Agreement pursuant to the Code and all Treasury Department Regulations promulgated thereunder, and which is exclusively in the possession of the other party.

     (f)  TAXES AND FEES FOR THIS TRANSACTION.
          -----------------------------------

          Any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law.

     (g)  LIABILITY FOR TAXES PRIOR TO CLOSING DATE.
          -----------------------------------------

          Seller shall have sole liability for any Taxes that relate to the operations of Target on or prior to the Closing Date, except to the extent that such Taxes have been accrued on Target's books as of the Closing Date. Except as otherwise provided herein, Seller shall have no liability with respect to any Taxes of any kind with respect to Target or its Assets or operations (i) with respect to all tax periods beginning after the Closing Date, (ii) with respect to any tax period of Target beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion thereof beginning after the Closing Date, or (iii) with respect to any pre-Closing partial period, but only to the extent such Taxes were paid prior to Closing or are provided for on the Books and Records of the Business as of the Closing Date.

     (h)  CONTESTS.
          --------

          Seller and Buyer agree to give prompt notice to each other of any proposed adjustment to Taxes for periods of Target ending on or prior to the Closing Date or any pre-Closing partial period. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceedings involving Target for such periods and each Party may participate at its own expense, provided that Target may only participate if the proposed adjustment affects an item of Tax for any period that includes the day after the Closing or if the proposed adjustment affects any taxable period beginning after the Closing Date.

          Seller shall have the right to control the conduct of any such audit or proceeding for which Seller agrees that any resulting Tax allocable to any period prior to or including the Closing Date is covered by the indemnity provided in Section 9 of this Agreement, (such audit or other proceeding, a "SELLER'S CONTEST"), provided that: (i) Seller shall keep Buyer informed regarding the progress and substantive aspect of any Seller's Contest, and (ii) Seller shall not compromise or settle any Seller's Contest without Buyer's consent, which consent may not be unreasonably withheld. If Seller chooses to direct a Seller's Contest, Buyer shall provide powers of attorney authorizing Seller to represent Target before the relevant taxing authority and such other documents as are reasonably necessary for Seller to control the conduct of any Seller's Contest.


11.  TERMINATION.
     -----------

     (a)  TERMINATION BY BUYER AND SELLER.
          -------------------------------

          Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

     (b)  TERMINATION BY BUYER.
          --------------------

          Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 10 business days after the notice of breach (provided that, breach of Seller's representations and warranties if uncured shall not give rise to a right to terminate hereunder unless the inaccuracies constituting such breach or breaches exceed $500,000 in the aggregate), (B) if the Closing shall not have occurred on or before the Termination Date (as defined below), by reason of the failure of any condition precedent under Section 7(a) hereof (unless the breach of any representation, warranty, or covenant of Buyer contained in this Agreement is a material factor therein), (C) if consummation of the transactions contemplated by this Agreement is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction, or (D) if such termination would be authorized pursuant to Section 8(b) hereof.

     (c)  TERMINATION BY SELLER.
          ---------------------

          Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 business days after the notice of breach (provided that, there shall be no cure period for Buyer's failure to deposit the Escrow Amount by May 10, 2000 pursuant to Section 2(b) hereof or to deliver by May 10, 2000 the opinion required by the second sentence of Section 7(b)(v)),
          (B) if the Closing shall not have occurred on or before the Termination Date (unless the failure to close by such date is due to the breach of any representation, warranty, or covenant of Target or Seller contained in this Agreement), or (C) if consummation of the transactions contemplated by this Agreement is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

     (d)  TERMINATION DATE.
          ----------------

          "TERMINATION DATE" means the later of (i) May 31, 2000, (ii) 10 business days after delivery to Buyer of the Audited Financial Statements, or (iii) 10 business days after expiration or termination of the applicable waiting period under Hart-Scott-Rodino Act, but in any event not later than July 12, 2000.

     (e)  TERMINATION OF RIGHTS AND DUTIES.
          --------------------------------

          If any Party terminates this Agreement pursuant to Sections 11(a), (b) or (c) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive termination.

     (f)  DISPOSITION OF EARNEST MONEY.
          ----------------------------

          The earnest money deposit (together with interest earned thereon) shall be returned promptly to Buyer upon termination of this Agreement unless this Agreement is terminated pursuant to (i) the failure of the $500,000 condition precedent concerning representations and warranties containing materiality thresholds set forth in Section 11(b)(A), (ii)
          Section 11(c)(A), or (iii) Section 11(c)(B), in which case the earnest money deposit (together with the interest earned thereon) shall be paid promptly to Seller.


12.   BREACH OF AGREEMENT.
      -------------------

     (a)  BREACH AND OPPORTUNITY TO CURE.
          ------------------------------

          If any party shall breach the terms of this Agreement or default in the performance of its obligations to be performed hereunder prior to Closing the nondefaulting Party shall have the right to provide Seller or Buyer, as applicable, with notice specifying in reasonable detail the nature of such breach or default. If such breach or default has not been cured within the time period specified in Section 11 above, or by two business days prior to the Closing Date, if earlier, then the Party giving such notice may (i) terminate this Agreement in accordance with Section 11, (ii) extend the Closing Date for a period not in excess of 10 business days, if such default has not been cured by the Closing Date (but no such extension shall constitute a waiver of such nondefaulting Party's right to terminate as a result of such default), (iii) exercise the remedies available to such Party at law or in equity, and/or (iv) proceed to Closing.

     (b)  BUYER'S REMEDY OF SPECIFIC PERFORMANCE.
          --------------------------------------

          Seller agrees that Target Shares represent unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if Seller's obligation to sell Target Shares to

          Buyer pursuant to this Agreement is not specifically enforced after default. Therefore, Buyer shall have the right to specifically enforce Seller's obligation to sell Target Shares to Buyer pursuant to this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific
          performance  as  a  remedy.   As  a  condition  to  seeking   specific
          performance, Buyer shall not be required to have tendered the Cash Consideration, but shall be ready, willing and able to do so.


13.  MISCELLANEOUS.

     (a)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.
          ---------------------------------------

          No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer and Seller; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Parties prior to making the disclosure). The Parties agree to cooperate with each other in drafting any press releases and public announcements.

     (b)  NO THIRD-PARTY BENEFICIARIES.
          ----------------------------

          This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided that Buyer Parties and Seller Parties are intended third party beneficiaries of Section 9 hereof.

     (c)  ENTIRE AGREEMENT.
          ----------------

          This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (d)  FURTHER ASSURANCE.
          -----------------

          Each Party to this Agreement shall execute such documents and take, or cause Target to take, such further actions as may reasonably be necessary to implement the provisions of this Agreement.

     (e)  SUCCESSION AND ASSIGNMENT.
          -------------------------

          This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. None of the Parties may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; PROVIDED, HOWEVER, either Seller or Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or as collateral to its financing source, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases under clause (i) or (ii) the original Seller or Buyer, as the case may be, nonetheless shall remain fully responsible for the performance of all obligations hereunder designated as the obligations of Seller or Buyer, as the case may be), and (iii) after the Closing Date, assign its rights and obligations under this Agreement to any Person in connection with a sale or other disposition of substantially all of the Business or substantially all of Target's assets, or capital stock without the consent of Seller.

     (f)  COUNTERPARTS.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  HEADINGS.
          --------

          The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  NOTICES.
          -------

          All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when personally delivered against a signed receipt or delivered by recognized overnight courier (and then at the time of delivery or when delivery is refused) or if it is sent by certified mail, return receipt requested, postage prepaid (and then three business days after deposited in such mail) and addressed to the intended recipient as set forth below:

          If to Seller:
                  H. James McKnight, Esq.
                  Michael Baker Corporation
                  P.O. Box 12259
                  Pittsburgh, PA  15231

          Copy to:
                  David L. DeNinno, Esq.
                  Reed Smith Shaw & McClay LLP
                  435 Sixth Avenue
                  Pittsburgh, PA  15219

          If to Buyer:
                  Richard L. Turner
                  SKE International, L.L.C.
                  16201 South Grayson's Way
                  Coeur d'Alene, Idaho  83814

          Copy to:
                  William F. Savarino, Esq.
                  Cohen Mohr LLP
                  1055 Thomas Jefferson Street, N.W.
                  Suite 504
                  Washington, D.C.  20007

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i)  GOVERNING LAW.
          -------------

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j)  AMENDMENTS AND WAIVERS.
          ----------------------

          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  SEVERABILITY.
          ------------

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)  EXPENSES.
          --------

          Except as otherwise set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m)  CONSTRUCTION.
          ------------

          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of, proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (n)  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.
          --------------------------------------------------

          The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  TIME OF ESSENCE.
          ---------------

          With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     (p)  NO OTHER REPRESENTATIONS.
          ------------------------

          Except for the representations and warranties in this Agreement or in any certificate or schedule delivered pursuant to this Agreement, neither Seller nor Target or any representative of either: (i) will be deemed to have made any representations, warranties or assurances of any kind, and (ii) will have any obligation or liability to Buyer in respect of any oral or written statement or assurance made to Buyer in connection with the transactions contemplated hereby.

                                    * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    SKE INTERNATIONAL L.L.C.

                                    By:      /s/ RICHARD L. TURNER
                                             ---------------------
                                    Title:   President
                                             ---------------------
                                    Date:    April 28, 2000
                                             ---------------------


                                    BAKER SUPPORT SERVICES, INC.

                                    By:      /s/ H. JAMES MCKNIGHT
                                             ---------------------
                                    Title:   Senior Vice President
                                             ---------------------
                                    Date:    April 28, 2000
                                             ---------------------


                                    MICHAEL BAKER CORPORATION

                                    By:      /s/ RICHARD L. SHAW
                                             ---------------------
                                    Title:   CEO
                                             ---------------------
                                    Date:    April 28, 2000
                                             ---------------------